Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-30095 on Form S-8 of our report dated June 28, 2018 appearing in this Annual Report on Form 11-K of First Busey Corporation Profit Sharing Plan and Trust for the year ended December 31, 2017.

/s/ CliftonLarsonAllenLLP
CliftonLarsonAllenLLP

Champaign, Illinois
June 28, 2018